Exhibit 99.1

Press Release
March 2, 2006	6714 Pointe Inverness Way, Suite 200

Fort Wayne, IN  46804-7932

260.459.3553 Phone

260.969.3590 Fax

www.steeldynamics.com

Steel Dynamics Declares First Quarter and Special Cash Dividend

FORT WAYNE, INDIANA, March 2, 2006 – Steel Dynamics, Inc. – (NASDAQ: STLD) today announced its Board of Directors approved a special cash dividend of $0.10 per common share to be distributed in addition to a regular quarterly cash dividend of $0.10 per common share. Shareholders of record at the close of business on March 31, 2006 will receive a combined cash dividend of $0.20 per common share payable on April 14, 2006.

The board intends to continue to declare this additional dividend of $0.10 per common share during 2006 on a quarterly basis, resulting in a total special cash dividend of $0.40 per common share. The announcement of this special dividend is based on the company’s strong 2005 results and future earning’s outlook. The continued payment of this special dividend during 2006 is contingent upon many factors, including Steel Dynamics’ future growth opportunities, results of operations, financial position and level of cash flows.

“This announcement continues to demonstrate our intent to return value to our shareholders,” said Keith E. Busse, Steel Dynamics’ President and Chief Executive Officer. “We have experienced tremendous growth during the last several years and we are delighted that this success enables us to increase the value we are able to return to our shareholders. We continue to evaluate growth opportunities through strategic joint ventures, acquisitions and greenfield opportunities. We look to the future with excitement as we continue to provide excellent products to our customers and potential increased value to our shareholders.”

Founded in 1993, Steel Dynamics operates three steel producing mini-mills which produce a wide range of steel products, including flat rolled products, such as hot rolled, cold rolled and coated steels; wide-flange beams and H piling; rail; and special-bar-quality round bars. The company also produces joist and decking products for the non-residential construction markets in two fabrication facilities.

Additional Information

In connection with the recently announced merger of Steel Dynamics, Inc. (“SDI”) and Roanoke Electric Steel Corporation (“Roanoke”), SDI filed a registration statement on Form S-4 on January 18, 2006, including a related Roanoke/SDI proxy statement/prospectus, in connection with the merger transaction involving SDI and Roanoke. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy statement/prospectus because they contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SDI by contacting SDI Investor Relations at (260) 459-3553. Investors and security holders may obtain free copies of the documents filed with the SEC by Roanoke by contacting Roanoke Investor Relations at (540) 342-1831.

Roanoke, SDI and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Roanoke in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction is included in the registration statement of SDI and proxy statement/prospectus of SDI and Roanoke described above. Additional information regarding the directors and executive officers of SDI is also included in the SDI proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2005. Additional information regarding the directors and executive officers of Roanoke is also included in Roanoke’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on December 21, 2004. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at SDI and Roanoke as described above.

Forward Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel marketplace, Steel Dynamics’ revenue growth, costs of raw materials, future profitability, and the operation of new or existing facilities. These statements are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations.

We refer you to SDI’s detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K and in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC Web site, www.sec.gov, and on the Steel Dynamics Web site, www.steeldynamics.com

Contact:	Fred Warner, Investment Relations Manager
(260) 969-3500
Fred.Warner@steeldynamics.com